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                                                                    EXHIBIT 21.1

                               VERTEL CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT

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
                               Jurisdiction
                                    of             Other Name(s) Under Which the
     Name of Subsidiary       Incorporation           Subsidiary Does Business
     ------------------       --------------       ------------------------------
   Expersoft Corporation      California           Vertel Corporation

   Vertel Pacific             California           Vertel Asia Pacific,
                                                    Vertel Korea
                                                    Vertel Japan

   Vertel B.V.                Netherlands          Retix Ireland, Vertel Ireland,
                                                    Vertel France, Vertel Germany
                                                    Vertel U.K. Retix B.V.

   Vertel U.K. Limited        United Kingdom       Retix Property Company, Ltd.

   Vertel Germany GmbH        Germany              Retix (Deutschland) GmbH

   Vertel Poland Sp.z.o.o     Poland               None

   Recodif Retix France       France               None

   Retix Italia SARL          Italy                None